UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            As previously reported, on March 28, 2012, the Company entered into a Participation Agreement (the “Range Agreement”), and associated Joint Operating Agreement, with Range Texas Production, LLC (“Range”), a subsidiary of Range Resources Corporation, under which the Company agreed to acquire a 75% working interest from Range in certain leases located in Grimes Country, Texas (the “Leases”).  Pursuant to the terms of the Range Agreement, Range retained a 25% working interest in the Leases and the Company committed to drill a well (the “Commitment Well”).  The Company recently ceased drilling at the Commitment Well, and effective January 16, 2013, the Company and Range entered into an Amendment No. 5 to the Range Agreement (the “Amendment”), pursuant to which the Range Agreement was amended as follows:

•

The Company has 180 days from January 16, 2013 to commence drilling of a substitute well for the Commitment Well (the “Substitute Well”) and 60 days from January 16, 2013 to commence re-completion operations at the Commitment Well (the “Re-entry Well”) in a bona fide attempt to complete the Re-entry Well as a vertical well;

•

If the Company fails to (i) meet either of the above deadlines and (ii) initiate sales of oil and/or gas from the Substitute Well by September 1, 2013, it must assign a 25% working interest in the Leases to Range, resulting in the Company retaining a 50% working interest in the Leases and transfer operatorship in the Leases to Range;

•

Range will have the option to participate in the Substitute Well, which must be exercised within 15 days of its receipt of written notice that sales of oil and/or gas from the Substitute Well have been initiated;

•

If Range exercises the option to participate in the Substitute Well, Range will then reimburse the Company for 25% of (i) the expenditures incurred at the Substitute Well to such date and (ii) Lease extension costs and will then share all future costs in proportion to its 25% participating interest;

•

If Range does not exercise the option, then Range will assign back to the Company its 25% working interest in the Substitute Well and the Company will not be reimbursed for 25% of the expenditures incurred at the Substitute Well or Lease extensions; and

•	Irrespective of the election, the Company will bear 100% of the costs of the Commitment Well and Re-entry Well.

             The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibits 10.1, the terms of which exhibit are incorporated into this Item 1.01 by reference.

Item 7.01.             Regulation FD Disclosure

On January 28, 2013,  the Company issued a press providing certain updates and information regarding its drilling operations.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment No. 5 to Range Agreement, effective as of January 16, 2013

99.1	Press Releases of the Company, dated January 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: January 28, 2013	By:	/s/ TODD A. BROOKS
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 to Range Agreement, effective as of January 16, 2013

99.1	Press Releases of the Company, dated January 28, 2013